SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Cheviot Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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3723 Glenmore Avenue
Cheviot, Ohio 45211

March 11, 2014

Dear Shareholder:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Cheviot Financial Corp., the parent company of Cheviot Savings Bank.  The Annual Meeting will be held at Cheviot Savings Bank, 3723 Glenmore Avenue, Cheviot, Ohio 45211 at 3:00 p.m. (Eastern time) on April 22, 2014.

We are furnishing proxy materials to our shareholders over the Internet. We invite you to read, print and download our 2013 Annual Report to Shareholders and our Proxy Statement at www.cfpproxy.com/7113.  On March 11, 2014, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email.  If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice card.

The Annual Meeting is being held so that shareholders may vote upon the following matters: (i) the election of two directors, (ii) the ratification of the appointment of Clark, Schaefer, Hackett & Co. as our independent registered public accounting firm for the year ending December 31, 2014, and (iii) an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement.

The Board of Directors has determined that approval of the matters to be considered at the Annual Meeting is in the best interest of Cheviot Financial Corp. and its shareholders.  For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” the matters (i), (ii) and (iii) above to be considered.

On behalf of the Board of Directors, we urge you to vote your shares as soon as possible even if you currently plan to attend the Annual Meeting.  Your vote is important regardless of the number of shares that you own.  Voting by proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

Thomas J. Linneman
President and Chief Executive Officer

Cheviot Financial Corp.
3723 Glenmore Avenue
Cheviot, Ohio 45211

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 22, 2014

To Our Shareholders:

The Annual Meeting of Shareholders of Cheviot Financial Corp. will be held on Tuesday, April 22, 2014, at 3:00 p.m. Eastern time at Cheviot Savings Bank, 3723 Glenmore Avenue, Cheviot, Ohio 45211, for the following purposes:

1.     To elect two directors each to serve a three-year term;

2.     To ratify the selection of Clark, Schaefer, Hackett & Co. as Cheviot Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2014; and

3.     An advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement.

The Board of Directors has established the close of business on February 25, 2014 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to vote on matters to be presented at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.  SHAREHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR NOTICE CARD. CHECK YOUR NOTICE CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

By Order of the Board of Directors

James E. Williamson
Executive Secretary

Cheviot, Ohio
March 11, 2014

PROXY STATEMENT
of
CHEVIOT FINANCIAL CORP.
3723 Glenmore Avenue
Cheviot, Ohio 45211

ANNUAL MEETING OF SHAREHOLDERS
April 22, 2014

We are providing this Proxy Statement to the shareholders of Cheviot Financial Corp. in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders.  The Annual Meeting will be held on Tuesday, April 22, 2014, at 3:00 p.m. Eastern Daylight Savings Time at Cheviot Savings Bank, 3723 Glenmore Avenue, Cheviot, Ohio 45211. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy card, and our Annual Report to Shareholders for the year ended December 31, 2013 are first being made available for shareholders on or about March 11, 2014 to our shareholders of record on February 25, 2014.

INFORMATION ABOUT THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Instead of mailing a printed copy of our proxy materials, including our 2013 Annual Report to Shareholders and our Proxy Statement, to each shareholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet.  This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders.  On March 11, 2014, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of February 25, 2014, and we posted our proxy materials on the website referenced in the Notice (www.cfpproxy.com/7113).  As more fully described in the Notice, shareholders may choose to access our proxy materials on the internet or may request a printed set of our proxy materials.  In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

Proxy Voting

Your vote is important.  Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting.  You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.  The Notice provided to you contains the necessary codes to vote online or by telephone.  If you wish to vote via the Internet, please go to www.cfpproxy.com/7113.  If you wish to vote by telephone, please call using a touch-tone phone and follow the prompted instructions.  You may also vote by mail by requesting a paper proxy card using the instructions provided in the Notice.  Finally, you may vote in person at the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

Election of Directors.  As to the election of directors, a shareholder may vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed.  The proposal shall be determined by a plurality of the votes cast, without regard to broker non-votes.

Ratification of Independent Registered Public Accounting Firm.  As to the ratification of our independent registered public accounting firm, by checking the appropriate box a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item.  This proposal shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Advisory, Non-Binding Resolution.  As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Cheviot Financial Corp. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Cheviot Financial Corp. or the Board of Directors.

Inspector of Elections.  The Board of Directors will designate an inspector of elections.

Revocation of Proxies.  You may revoke your proxy at any time before it is exercised by (i) executing and delivering a later dated proxy to the President of Cheviot Financial Corp. prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the President of Cheviot Financial Corp. prior to the Annual Meeting, (iii) using the Internet or telephone voting options explained in the notice or (iv) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $0.01 par value per share, represented thereby will be voted: (1) FOR the election of the directors nominated for election to the Board of Directors and; (2) FOR the ratification of the selection of our independent registered public accounting firm for 2014; and (3) FOR the advisory proposal on executive compensation and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

Quorum.  The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock is required to constitute a quorum for the transaction of business at the Annual Meeting.  Broker non-votes are considered represented at the annual meeting for purposes of quorum, but are not entitled to vote on the matter.  Proxies and ballots will be received and tabulated by The Registrar and Transfer Company, our transfer agent for the Annual Meeting.

As of the record date, we had 6,818,703 shares of common stock issued and outstanding.  Each holder of shares of our common stock outstanding will be entitled to one vote for each share held of record.

We will bear the expense of preparing, printing and distributing this Proxy Statement and the proxies solicited hereby. Proxies will be solicited by Internet, by telephone or by mail and may also be solicited by our directors, officers and other employees, without additional remuneration, in person or by telephone or facsimile transmission. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy will help to avoid additional expense.

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Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of common stock as of the record date by (i) each beneficial owner of more than five percent (5%) of such outstanding stock, (ii) each director, each executive officer and the Cheviot Financial Corp. Employee Stock Ownership Plan, and (iii) all of our directors and executive officers as a group. Except as otherwise noted, the beneficial owners, directors and executive officers listed have sole voting and investment power with respect to shares beneficially owned by them.  Except as described in the footnotes below, none of the shares beneficially owned by directors, executive officers or nominees to the Board of Directors have been pledged as security or collateral for any loans.

	Amount and Nature of
Name and Address of Beneficial Owner(1)	Beneficial Ownership		Percent of Class(2)

Cheviot Financial Corp. Employee Stock Ownership Plan	493,013	(3)	7.23%
Steven R. Hausfeld	47,421	(4)	*
Edward L. Kleemeier	37,803	(5)	*
Thomas J. Linneman	182,630	(6)	2.68%
John T. Smith	47,760	(7)	*
Robert L. Thomas	40,500	(8)	*
James E. Williamson	37,103	(9)	*
Timothy J. Beck	6,399	(10)	*
Thomas A. Gerdes	16,809	(11)	*
Kevin M. Kappa	112,131	(12)	1.64%
Jeffrey J. Lenzer	107,941	(13)	1.58%
Scott T. Smith	110,864	(14)	1.63%
All Directors and Executive Officers as a Group (11 persons)	747,361	(15)	10.96%

Wellington Management Co. 280 Congress Street Boston, Massachusetts 02210	666,598	(16)	9.78%

*	Indicates beneficial ownership of less than 1%.
(1)	The address of all persons listed is: c/o Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211.
(2)	Based on 6,818,703 shares of common stock outstanding on February 25, 2014.
(3)
These shares are held in a suspense account and are allocated among participants annually on the basis of compensation as the employee stock ownership plan debt is repaid. As of the record date, 324,713 shares have been allocated to employee stock ownership plan participants. The Employee Stock Ownership Plan Committee directs the vote of all unallocated shares and shares allocated to participants if timely voting directions are not received for such shares, and votes such shares in the same proportion as the allocated shares are voted. Messrs. Linneman and Smith disclaim beneficial ownership for share voted by the employee stock ownership plan.

(4)
These shares include 350 shares owned by Mr. Hausfeld’s spouse for which he does not have voting or investment power and disclaims beneficial ownership.  These shares include 171 shares as to which Mr. Hausfeld has shared voting and investment power.  Includes 6,786 shares of restricted stock and options to acquire 18,346 shares which were exercisable within 60 days of the record date.

(5)
Include 1,223 shares owned by jointly Mr. Kleemeier’s spouse and a third person for which he does not have voting or investment power and disclaims beneficial ownership.  Includes 7,648 shares of restricted stock and options to acquire 19,111 shares which were exercisable within 60 days of the record date.

(6)
These shares include 10,712 shares owned by Mr. Linneman’s spouse for which he does not have voting or investment power and as to which he disclaims beneficial ownership, 9,974 shares of common stock allocated to Mr. Linneman’s account under the Cheviot Savings Bank 401(k) Retirement Savings Plan, and 26,287 employee stock ownership plan shares over which Mr. Linneman has shared voting power, but no investment power.  In addition, includes 38,243 shares of restricted stock and options to acquire 85,700 shares which are exercisable within 60 days of the record date.

(7)
These shares include 2,142 shares of common stock owned by Mr. Smith’s spouse for which he does not have voting or investment power and as to which he disclaims beneficial ownership. Includes 7,648 shares of restricted stock and options to acquire 19,111 shares of common stock which were exercisable within 60 days of the record date.

(8)
These shares include 2,000 shares of common stock owned by Mr. Thomas’ spouse for which he does not have voting or investment power and to which he disclaims beneficial ownership.  Includes 7,648 shares of restricted stock and options to acquire 19,111 shares of common stock which were exercisable within 60 days of the record date.

(9)
These shares include 751 shares of common stock owned by Mr. Williamson’s spouse for which he does not have voting or investment power.  Includes 7,648 shares of restricted stock and options to acquire 19,111 shares of common stock which were exercisable within 60 days of the record date.

(10)
These shares include 2,132 shares of common stock allocated to Mr. Beck’s account under the Cheviot Savings Bank 401(k) Retirement Savings Plan and 3,806 employee stock ownership plan shares.  Includes 140 shares of restricted stock and options to acquire 320 shares which are exercisable within 60 days of the record date.

(11)
These shares include 1,486 shares of common stock allocated to Mr. Gerdes’ account under the Cheviot Savings Bank 401(k) Retirement Savings Plan and 1,322 employee stock ownership plan shares.
(Footnotes continue on next page)

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(12)
These shares include 7,185 shares of common stock owned by Mr. Kappa’s spouse for which he does not have voting or investment power, 500 shares owned by Mr. Kappa’s children and 8,664 shares of common stock allocated to Mr. Kappa’s account under the Cheviot Savings Bank 401(k) Retirement Savings Plan and 15,526 employee stock ownership plan shares.  Includes 17,098 shares of restricted stock and options to acquire 49,706 shares which are exercisable within 60 days of the record date.

(13)
These shares include 3,772 shares of common stock owned by Mr. Lenzer’s spouse for which he does not have voting or investment power and as to which he disclaims beneficial ownership, 16,633 shares of common stock allocated to Mr. Lenzer’s account under the Cheviot Savings Bank 401(k) Retirement Savings Plan and 16,921 employee stock ownership plan shares.  Includes 14,994 shares of restricted stock and options to acquire 51,848 shares which are exercisable within 60 days of the record date. Mr. Lenzer has pledged 9,079 shares as security for a loan.

(14)
These shares include 23,269 shares of common stock owned by Mr. Smith’s spouse for which he does not have voting or investment power, 3,819 shares owned by Mr. Smith’s children, 10,992 shares of common stock allocated to Mr. Smith’s account under the Cheviot Savings Bank 401(k) Retirement Savings Plan and 13,871 employee stock ownership plan shares.  Includes 15,297 shares of restricted stock and options to acquire 34,280 shares which are exercisable within 60 days of the record date.

(15)
These shares include shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership. In the aggregate, our directors and executive officers disclaim beneficial ownership of and do not have voting or investment power for 56,413 of the shares.

(16)	Based upon a Schedule 13G filed on February 14, 2014. Wellington Management Co. claims shared voting and dispositive power over all shares beneficially owned

PROPOSAL 1 – ELECTION OF DIRECTORS

Our charter requires that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of six members. Two directors will be elected at the Annual Meeting, each to serve for a three-year term expiring in 2017 and until their successors have been elected and qualified.

The Board has nominated John T. Smith and Robert L. Thomas, each of whom is a current director, each to serve until the 2017 Annual Meeting of Shareholders. Information regarding the business experience of each nominee as well as each of the other directors is provided below.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Smith and Thomas to the Board of Directors. The nominees have consented to serve as our directors if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Director Nominees

(Terms Expire at the 2017 Annual Meeting of Shareholders)

John T. Smith, 69, is the Secretary of Hawkstone Associates, Inc. dba Triumph Energy Corp., a gasoline wholesaler and retailer. Mr. Smith is the father of Scott T. Smith, our Chief Financial Officer and Chief Financial Officer of Cheviot Savings Bank. Mr. Smith has served as a director of Cheviot Savings Bank since 1995.  Mr. Smith has lived in the local community much of his life.  His experience as Secretary and prior experience as Treasurer of Hawkstone Associates provides a business knowledge of the local economy, and dealing with people as customers and employees.

Robert L. Thomas, 71, is the owner/operator of R&R Quality Meats & Catering in Cheviot, Ohio. Mr. Thomas has served as a director of Cheviot Savings Bank since 1989.  Mr. Thomas has lived in the local community much of his life.  As owner/operator of R&R Quality Meats and Catering in Cheviot, Mr. Thomas knows and understands management and customer service.

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(Terms Expire at the 2016 Annual Meeting of Shareholders)

Edward L. Kleemeier, 79, is a retired District Fire Chief for the City of Cincinnati, Ohio. Mr. Kleemeier has served as a director of Cheviot Savings Bank since 1978.  Mr. Kleemeier has lived in the local community his entire life.  His experience as a District Fire Chief provides a unique knowledge of the businesses and neighborhoods in Cheviot Savings Bank’s lending area.

James E. Williamson, 69, was the District Administrator (Director) of Oak Hills Local School District in Cincinnati, Ohio since 2000, retired in 2005.  Mr. Williamson was Oak Hills High School principal in Cincinnati, Ohio from 1989 to 2000. Mr. Williamson serves as the Executive Secretary of Cheviot Financial Corp. Mr. Williamson has served as a director of Cheviot Savings Bank since 1997.  Mr. Williamson has lived in the local community most of his life.  As a district administrator he has experience working with budgets, financial planning and oversight.

(Terms Expire at the 2015 Annual Meeting of Shareholders)

Steven R. Hausfeld, 56, is a Certified Public Accountant who owns a local accounting practice.  Mr. Hausfeld previously served as a school board member for the Oak Hills Local School District through December, 2005.  Mr. Hausfeld has served as a director of Cheviot Savings Bank since July 2005.  Mr. Hausfeld serves as the financial expert on the Audit Committee.  Mr. Hausfeld has lived in the local community much of his life.  As a result he understands the people Cheviot Savings Bank serves.  His experience as a Certified Public Accountant allows him to serve as the financial expert on the Audit Committee.

Thomas J. Linneman, 60, is our President and Chief Executive Officer and has served in those capacities with Cheviot Savings Bank since 1998. Mr. Linneman has served as a director of Cheviot Savings Bank since 1998.  Mr. Linneman has lived in the local community his entire life.  As a result he understands the people Cheviot Savings Bank serves.  His experience at Cheviot Savings Bank includes all facets of the bank including lending and IT.  Prior to 1998, Mr. Linneman held positions of Chief Financial Officer and Vice President of Operations.

Executive Officers

Jeffrey J. Lenzer, 52, has been our Vice President of Operations since 2005.  Prior to that, he served as the Vice President of Lending.

Kevin M. Kappa, 56, has been our Vice President of Compliance since 1993.

Timothy J. Beck, 54, has been our Vice President of  Residential Lending since 2012.  Prior to that, he served as the Assistant Vice President of Lending.

Scott T. Smith, 44, has been our Chief Financial Officer and Treasurer since 1999.  Mr. Smith is the son of Director John T. Smith.

Thomas A. Gerdes, 65, has been our Vice President of Commercial Lending since 2011.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. SMITH AND THOMAS TO THE BOARD OF DIRECTORS.

Affirmative Determinations Regarding Director Independence and Other Matters

Based on information supplied to it by the directors, the Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the NASDAQ Marketplace Rules:

Steven R. Hausfeld                                                      Robert L. Thomas
Edward L. Kleemeier                                                    James E. Williamson

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In this proxy statement these four directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors constitute a majority of the Board of Directors. Although Mr. Smith is not an employee of the company or any of its affiliates, Mr. Smith is determined not to be independent because of a family relationship; Mr. Smith is the father of Scott T. Smith, our Chief Financial Officer and the Chief Financial Officer of Cheviot Savings Bank.

The Board of Directors has also determined that each member of the Audit Committee of the Board meets the independence requirements applicable to that committee prescribed by the NASDAQ Marketplace Rules, the Securities and Exchange Commission and the Internal Revenue Service.

In determining the independence of our directors we considered our relationships with these individuals, which consist of making loans to our directors.  We will originate mortgage loans secured by the borrower’s residence to our employees, executive officers and directors.  All of these loans are made in accordance with applicable banking regulations.  All employee and director loans must be approved by the Board of Directors.

Leadership Structure of the Board

Thomas J. Linneman as President and Chief Executive Officer serves as the principal executive officer.  In 2012, Mr. Linneman was appointed Chairman of the Board and Mr. Thomas was appointed as lead director.  The Board of Directors believes its administration of its risk oversight function is not affected by the Board of Directors’ leadership structure.  The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.  The Bank’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s and Bank’s executive compensation plans and arrangements.  The Audit Committee oversees independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating certain tasks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Board and Committee Meetings

We have six directors and the following three committees: (1) Audit Committee, (2) Nominating Committee, and (3) Compensation Committee. The Board of Directors has the responsibility for establishing broad corporate policies and for our overall performance, although it is not involved in the day-to-day operating details. Directors are kept informed of our business by various reports and documents sent to them, as well as by operating and financial reports presented at Board and Committee meetings by the Chief Executive Officer and other officers.   The foregoing discussion relates to the meetings of the Company’s predecessor Cheviot Financial Corp., a federal corporation.

Our directors also serve as the Board of Directors for Cheviot Savings Bank.  For the year ended December 31, 2013, the Board of Directors held 13 regular and 3 special meetings.  No director attended fewer than 75 percent of the total meetings of the Board of Directors and the committees on which such director served.

Audit Committee. The Audit Committee consists of three of the Independent Directors, Messrs. Hausfeld, Thomas and Williamson. The committee is responsible for engaging our independent registered public accounting firm, overseeing our financial reporting process, evaluating the adequacy of our internal controls, reviewing our compliance with federal, state and local laws and regulations, and monitoring the legal and ethical conduct of our management and employees. In addition, the committee reviews our financial affairs, including our capital structure, borrowing limits, financing of corporate acquisitions and the performance of our benefit plans. The Audit Committee membership meets the audit committee composition requirements of the NASDAQ Marketplace Rules.  Mr. Hausfeld has been designated as the audit committee’s financial expert.  Mr. Hausfeld is a Certified Public Accountant. The Audit Committee also serves as the audit committee for the Board of Directors of Cheviot Savings Bank.

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The Audit Committee met 11 times for the year ended December 31, 2013.  Pursuant to applicable regulations, the Audit Committee has adopted a written charter, a copy of which is available on our website www.cheviotsavings.com.

Audit Committee Report.  During 2013, Messrs. Hausfeld, Thomas and Williamson served on our Audit Committee, with Mr. Williamson serving as Chair. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq. The Audit Committee is responsible for overseeing our accounting and financial reporting processes, including the quarterly review and the annual audit of our consolidated financial statements by Clark, Schaefer, Hackett & Co., our independent registered public accounting firm. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2013 with management and Clark, Schaefer, Hackett & Co. and discussed those matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, with Clark, Schaefer, Hackett & Co. The Audit Committee received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board from Clark, Schaefer, Hackett & Co. and discussed that firm’s independence with representatives of the firm.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management, the internal audit function and our independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include our audited financial statements for the year ended December 31, 2013 in the Annual Report on Form 10-K as filed with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, accept to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted,

Steven R. Hausfeld
Robert L. Thomas
James E. Williamson

Nominating Committee. In 2013, Mr. Hausfeld, Mr. Williamson, Mr. Kleemeier and Mr. Thomas were appointed to the Nominating Committee.  Mr. Hausfeld acts as Chairman of this Committee.   Each member of the Nominating Committee is an independent director.  The Committee recommends nominees for the election of directors and officers, monitors the performance of the other Board committees, and informs the Board of shareholder concerns.   The Nominating Committee of the Company met twice during 2013.  During 2013 the Nominating Committee did not operate under a formal written charter. We do not pay any third party a fee to assist us in identifying and evaluating potential nominees.

The Nominating Committee does not have a policy with regard to the diversity in identifying director nominees.  As a small community bank, the Nominating Committee considers the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members; the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors; and all other factors it considers appropriate.  As the holding company for a community bank, the Board of Directors also seeks directors who will strengthen Cheviot Savings Bank’s position in its community and can assist Cheviot Savings Bank with business development through business and community contacts.

Director Nominations Process.  The purpose of the Nominating Committee is to consider both management and shareholder recommended candidates for possible inclusion in our recommended slate of director nominees.

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Minimum Criteria for Candidates. At a minimum, each candidate must (a) agree to accept the nomination for Board candidacy, (b) meet the standards of independence established by NASDAQ, and (c) meet all other applicable laws, rules, and regulations related to service as a Director.

Desirable Qualities and Skills. In addition, the Nominating Committee will consider the following skills and characteristics of candidates: (a) judgment, (b) diversity, (c) experience, (d) skills, (e) accountability and integrity, (f) financial literacy, (g) industry knowledge, (h) other board appointments, and (i) independence. In addition, in determining whether an incumbent director should stand for re-election, the Nominating Committee will consider the director’s attendance at meetings, achievement of satisfactory performance and other matters determined by the Board.

Internal Process for Identifying Candidates. On a periodic basis, the Nominating Committee solicits ideas for possible candidates from a number of sources – members of the Board; senior level executives; individuals personally known to the members of the Board; and research, including database and Internet searches.

Compensation Committee.  The Compensation Committee (for purposes of this description, the “Committee”) of the Board of Directors of the Company has the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid is fair, reasonable and competitive. The members of the Compensation Committee of the Company are directors Hausfeld, Kleemeier and Williamson all of whom are independent directors.  The Compensation Committee of Cheviot Savings Bank met 8 times during the year ended December 31, 2013.

Compensation Philosophy and Objectives.  The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Committee evaluates both performance and current compensation to ensure that we maintain our ability to attract and retain superior employees in key positions. The compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our industry and in our market area.

Role of Executive Officers in Compensation Decisions.  The Committee makes all compensation decisions for the named executive officers and approves recommendations made by the Chief Executive Officer for other employees. The Chief Executive Officer annually reviews the performance of each one of the named executive officers. The conclusions reached and recommendations made based on these reviews are presented to the Committee. The Committee can exercise its discretion in modifying any recommendation or awards.

Compensation Components.  For the fiscal year ended December 31, 2013, the principal components of compensation include base salary, performance-based incentive compensation, retirement, stock based incentive plan and other benefits.  Pursuant to applicable regulations, the Compensation Committee has adopted a written charter, a copy of which is available on our website www.cheviotsavings.com.

Procedures for the Recommendation of Director Nominations by Shareholders

The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders.  Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary.  However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, such written notice must be submitted by a shareholder not later than the tenth day following the day such notice of the meeting was mailed to shareholders or such public disclosure was made.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

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●
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

●
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;

●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

●	a statement detailing any relationship between the candidate and us;

●	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Other Matters and Advance Notice of Business to be Conducted at an Annual Meeting.”

Evaluation of Candidates. The Nominating Committee will consider all candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. If, based on the Nominating Committee’s initial evaluation, a candidate continues to be of interest to the Nominating Committee, a member of the Nominating Committee will interview the candidate and communicate such member’s evaluation to the other Nominating Committee members. Later reviews will be conducted by other members of the Nominating Committee and our executive officers. Ultimately, background and reference checks will be conducted and the Nominating Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

Timing of the Identification and Evaluation Process.  Our fiscal year ends on December 31. The Nominating Committee usually meets in February or March to consider and determine, among other things, candidates to be included in our recommended slate of director nominees for election by shareholders at the annual meeting.

There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2013 Annual Meeting of Shareholders.

Other Board Committees of Cheviot Savings Bank. In addition to the committees of the Board of Cheviot Financial Corp., the Board of Directors of Cheviot Savings Bank also maintains a loan committee and information technology steering committee. The loan committee has the principal responsibility of approving certain loans to be provided by Cheviot Savings Bank in its ordinary course of business. Since we do not independently compensate our executive officers, directors or employees, the compensation committee has the principal responsibility for setting and reviewing the compensation benefits provided to officers and employees of Cheviot Savings Bank, who are also employees of Cheviot Financial Corp.  The information technology steering committee has the responsibility of monitoring the technology environment relating to controls, updates and expansion.

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Attendance at Annual Meeting of Shareholders

We do not have a policy regarding director attendance at the annual meetings of shareholders.  Directors Hausfeld, Kleemeier, Smith, Thomas, Williamson and Linneman attended the prior year’s annual meeting of shareholders.

Executive Sessions of Non-Management Directors

Our non-management directors meet in executive session without management present from time to time as deemed necessary by the non-management directors, but at least two times per year. Shareholders or other interested parties may communicate with the presiding director or to the non-management directors as a group.

Throughout this proxy statement, the individual who served as our Chief Executive Officer during 2013 as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions. The Code of Ethics requires our directors, executive officers and employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

Executive Compensation

Summary Compensation Table.  The following table shows for the years ended December 31, 2013 and 2012 certain information as to the total remuneration paid to Mr. Linneman, who serves as our President and Chief Executive Officer, and our two most highly compensated executive officers other than Mr. Linneman (“Named Executive Officers”).

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards(1) ($)	Option awards(1) ($)	All other compensation(2) ($)	Total ($)
Thomas J. Linneman, President and Chief Executive Officer	2013 2012	280,171 273,271	27,327 31,940	— —	— —	65,036 65,182	372,534 370,393

Kevin M. Kappa, Vice President--Compliance	2013 2012	135,605 132,948	9,971 12,898	— —	— —	27,551 27,991	173,127 173,837

Jeffrey J. Lenzer, Vice President-- Operations	2013 2012	152,194 149,212	11,191 14,475	— —	— —	30,957 31,242	194,342 194,929

(1)	No Stock Awards and Option Awards were awarded in 2013 and 2012.
(2)
For 2013 includes: (i) employer contributions of $17,802, $11,396, and $12,999 allocated to the accounts of Messrs. Linneman, Kappa, and Lenzer, respectively, under the Cheviot Savings Bank 401(k) Retirement Savings Plan; (ii) the fair market value at December 31, 2013 of the shares of common stock allocated pursuant to the Cheviot Financial Corp. Employee Stock Ownership Plan in 2013, representing $25,819, $14,740, and $16,543 for each of Messrs. Linneman, Kappa, and Lenzer, respectively; (iii) life insurance premiums in the amount of $1,415, $1,415, and $1,415 paid on behalf of Messrs. Linneman, Kappa, and Lenzer, respectively.  Also includes board fees in the amount of $20,000 that were earned by Mr. Linneman in 2013.

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Employment and Change in Control Agreements

Employment Agreement with Mr. Linneman. On February 18, 2014, Cheviot Savings Bank entered into an amended and restated employment agreement with Mr. Linneman.  The employment agreement supersedes his prior employment agreement, and provides for a term of three years.  Commencing on February 18, 2015, and continuing on each anniversary date thereafter, the disinterested members of the Board of Directors of Cheviot Savings Bank may extend the employment agreement for an additional year such that the remaining term of the agreement shall be 36 months, unless the Board elects not to extend the term by giving written notice to Mr. Linneman.

The employment agreement provides that Mr. Linneman’s base salary will be reviewed annually and is currently $280,488.  Cheviot Savings Bank provides a bonus program to Mr. Linneman which provides him with an opportunity to earn up to 50% of his base salary, on an annual basis, the amount of which shall be determined by specific performance standards and a formula to be agreed to by Mr. Linneman and Cheviot Savings Bank’s Board of Directors annually.  During 2013, performance standards were included in his Agreement including Return on Assets.  Performance standards are measured on a calendar year, and no bonus shall be payable if Mr. Linneman is not employed on December 31 of the pertinent year.  Mr. Linneman is a participant in the bonus plan that is available to all employees.  Bonuses for the plan year are awarded based on the return on average assets of the bank, base compensation, employee tier and the overall performance rating on the annual performance evaluation.  Mr. Linneman is entitled to participate in retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident insurance plans, medical coverage or any other employee benefit plan made available to Cheviot Savings Bank’s senior executives, including any stock benefit plans.  In addition, Cheviot Savings Bank provides Mr. Linneman with a supplemental life insurance policy with a death benefit of not less than $200,000.

In the event of Mr. Linneman’s death, Cheviot Savings Bank will pay Mr. Linneman’s beneficiaries Mr. Linneman’s base salary for one year and will continue to provide non-taxable medical, dental and other insurance benefits to Mr. Linneman’s family (in accordance with its customary co-pay percentages)  for 12 months after Mr. Linneman’s death.  In the event of Mr. Linneman’s disability, Cheviot Savings Bank will pay him the benefits due under any short-term or long-term disability plan maintained by Cheviot Savings Bank.  To the extent such benefits are less than Mr. Linneman’s base salary, Cheviot Savings Bank will pay an amount equal to the difference between the disability benefits and the amount of Mr. Linneman’s base salary until the earlier of the date Mr. Linneman returns to full time employment with Cheviot Savings Bank, his full-time employment by another employer, the expiration of the remaining term of the agreement, or Mr. Linneman’s death.   In addition, Mr. Linneman will continue to receive life  insurance and non-taxable medical and dental coverage during the period of time he receives such disability benefits, with such coverage comparable to the coverage he received prior to disability.

If, within 18 months after a change in control of Cheviot Savings Bank or Cheviot Financial Corp., Cheviot Savings Bank terminates Mr. Linneman’s employment without “cause,” or Mr. Linneman terminates his employment with “good reason,” Cheviot Savings Bank will, within 30 days of Mr. Linneman’s separation from service, make a lump sum payment equal to the base salary and bonus Mr. Linneman would be entitled to for the remaining unexpired term of the agreement.  For these purposes, the bonus will be deemed to be equal to the highest bonus paid to Mr. Linneman during the prior three years.  In addition, Mr. Linneman will be paid a lump sum cash payment equal to the present value of the contributions that would have been made on Mr. Linneman’s behalf under Cheviot’s Savings Bank’s defined contribution plans if Mr. Linneman had continued working for Cheviot Savings Bank for 36 months following the date of termination.  Such payment will be made within 30 days of the date of separation from service.  Mr. Linneman will also continue to participate for 36 months in any non-taxable medical, dental and life insurance coverage substantially comparable to the coverage maintained by Cheviot Savings Bank prior to Mr. Linneman’s termination.

Upon Mr. Linneman’s termination, except in the event of termination following a change in control, Mr. Linneman agrees to adhere to a one-year non-competition covenant.

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Change in Control Agreements with Messrs. Kappa and Lenzer.  On February 18, 2014, Cheviot Savings Bank entered into amended and restated change in control agreements (the “Agreement” or “Agreements”) with each of Messrs. Lenzer and Kappa (the “Executive” of “Executives”) to provide benefits to each of them upon a change in control of Cheviot Savings Bank or Cheviot Financial Corp.  The agreements supersede their prior change in control agreements.  Each Agreement is substantially identical and provides for a three-year term.  On each anniversary date of the Agreement’s effective date (February 18), the term of the Agreement will renew for an additional year in addition to the then remaining term, unless either party to the Agreement gives written notice of non-renewal to the other.  Prior to each anniversary date, the disinterested members of the Board of Directors of Cheviot Savings Bank will conduct a performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement.

If the Executive’s employment is terminated in connection with a change in control, and during the term of the Agreement, by Cheviot Savings Bank for other than cause or by the Executive for “good reason,” the Executive will be entitled to two times the Executive’s base salary and two times the highest level of cash incentive compensation earned by the Executive in any one of the three years preceding the year in which the termination occurs, payable in a lump sum within 10 days of termination.  In addition, Cheviot Savings Bank will continue to provide non-taxable medical and dental coverage comparable to the coverage maintained by Cheviot Savings Bank for the Executive prior to the Executive’s termination, with the Executive responsible for his share of employee premiums, for 24 months.

Cheviot Savings Bank also entered into a substantially identical amended and restated change in control agreement with Scott. T. Smith, Chief Financial Officer.

401(k) Plan

Cheviot Savings Bank maintains the Cheviot Savings Bank 401(k) Retirement Savings Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the “Code”). Employees who have attained age 21 and have completed one year of employment are eligible to participate. Employees are entitled to enter the 401(k) Plan on the first January 1 or July 1 occurring after the employee becomes eligible to participate in the 401(k) Plan.

Under the 401(k) Plan participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash equal to the lesser of (i) a maximum percentage of compensation as indicated in a notice received from the 401(k) Plan administrator or (ii) an indexed dollar amount set by the Internal Revenue Service, which was $17,500 for 2013. In addition, for participants that are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called “catch-up contributions”) to the 401(k) Plan. The additional amounts may be deferred regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan. The maximum “catch-up contribution” that a participant can make in 2013 was $5,500.

Each plan year (a calendar year), Cheviot Savings Bank will contribute to the 401(k) Plan the following amounts: (a) the total amount of the salary reduction a participant elected to defer; (b) in the discretion of Cheviot Savings Bank, a matching contribution equal to a percentage of the amount of the salary reduction a participant elected to defer; and (c) an amount equal to 3% of a participant’s plan compensation (generally the sum of a participant’s Form W-2 wages and other compensation for the year plus a participant’s before-tax contributions to the 401(k) Plan and any other benefit plans of Cheviot Savings Bank, up to a legal limit (which was $255,000 for 2013)) for the year plus 3% of a participant’s plan compensation for the year in excess of 50% of the Social Security Taxable Wage Base for old-age retirement benefits for the year ($56,850 for 2013) plus any additional amount that does not match a participant’s salary reduction and that is determined by Cheviot Savings Bank in its discretion.

The 401(k) Plan permits employees to direct the investment of his or her own accounts into various investment options, including the opportunity to invest in Cheviot Financial Corp. common stock through the “Cheviot Financial Corp. Stock Fund.” Each participant who directs the trustee to invest all or part of his or her account in the Cheviot Financial Corp. Stock Fund will have assets in his or her account applied to the purchase of shares of common stock.  A participant will be entitled to direct the trustee as to how to vote his or her allocable shares of common stock.

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Plan benefits will be paid to each participant in the form of a single cash payment at normal retirement age unless earlier payment is selected. If a participant dies prior to receipt of the entire value of his or her 401(k) Plan accounts, payment will generally be made to the beneficiary in a single cash payment as soon as possible following the participant’s death. Payment will be deferred if the participant had previously elected a later payment date. If the beneficiary is not the participant’s spouse, payment will be made within one year of the date of death. If the spouse is the designated beneficiary, payment will be made no later than the date the participant would have attained age 70 1/2. Normal retirement age under the 401(k) Plan is age 65. Early retirement age is age 55.

Employee Stock Ownership Plan

We implemented the Cheviot Financial Corp. Employee Stock Ownership Plan in connection with our initial public offering in 2004. Employees who are at least 21 years old, who have at least one year of employment with Cheviot Savings Bank and who have completed at least 1,000 hours of service, are eligible to participate. As part of the initial public offering in 2004, the employee stock ownership plan borrowed funds to purchase 357,075 shares of common stock.  In connection with the second step conversion of Cheviot Mutual Holding Company in January 2012 the employee stock ownership plan borrowed additional funds from us and used those funds to purchase an additional 187,000 shares of common stock.  This second loan is being repaid from Cheviot Savings Bank’s discretionary contribution to the plan over a 20 year period.  The loan bears interest at a fixed rate of 3.25%.  Collateral for both loans is the common stock purchased by the employee stock ownership plan.  The first loan is being repaid principally from the participating employer’s discretionary contributions to the employee stock ownership plan, with the last loan payment due in December 2014. The loan bears interest at an annual percentage rate fixed at 4.0%.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account are an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan are 100% vested upon completion of three years of credited service. A participant’s interest in his or her account under the plan also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in the form of common stock and/or cash. Contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits.  Therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Under generally accepted accounting principles, Cheviot Financial Corp. will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account for the year.

In the event of a change in control, the employee stock ownership plan will terminate and participants will become fully vested in their account balances.

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Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2013 for our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End(1)
Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Thomas J. Linneman, President and Chief Executive Officer	85,700	—	—	$13.01	5/5/2015	—	—	—	$—

Kevin M. Kappa, Vice President--Compliance	49,706	—	—	$13.01	5/5/2015	—	—	—	$—

Jeffrey J. Lenzer, Vice President-- Operations	51,849	—	—	$13.01	5/5/2015	—	—	—	$—

(1)
All equity awards noted in this table were granted pursuant to the Cheviot Financial Corp. 2005 Stock-Based Incentive Plan, and represent all awards held at December 31, 2013 by Named Executive Officers.  All equity awards noted on this table are fully vested.

Plan-Based Awards.  There were no grants of plan-based awards for our named executive officers in 2013 and 2012.

Stock Benefit Plans

2013 Equity Incentive Plan.  In April 2013, the Company’s stockholders approved the Cheviot Financial Corp. 2013 Equity Incentive Plan (the “Equity Incentive Plan”), which provides officers, employees, and directors of Cheviot Financial Corp. and Cheviot Savings Bank with additional incentives to promote the Company’s growth and performance.  Most of the companies that the Company competes with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  By approving the Equity Incentive Plan, the Company’s stockholders have given the Company flexibility needed to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of the Company’s common stock.

The Equity Incentive Plan authorizes the issuance or delivery of up to 654,500 shares of Cheviot Financial Corp. common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 467,500 (all of which may be granted as incentive stock options) and the maximum number of shares of stock that may be issued as restricted stock awards is 187,000.

The Equity Incentive Plan is administered by the members of Cheviot Financial Corp.’s Compensation Committee of the Board of Directors (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan.  The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the Equity Incentive Plan; and interpret the Equity Incentive Plan.  The Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.

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The Company’s employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted.  Stock options are subject to vesting conditions and restrictions as determined by the Committee.  Stock awards under the Equity Incentive Plan will be granted only in whole shares of common stock.  All restricted stock and stock option grants will be subject to conditions established by the Committee that are set forth in the award agreement.

As of the date of this proxy statement, no grants of stock options or restricted stock have been made under the Equity Incentive Plan.

2005 Stock-Based Incentive Plan. The Company maintains the 2005 Cheviot Financial Corp. Stock-Based Incentive Plan (the “2005 Equity Incentive Plan).   All stock options and restricted stock awards granted to the named executive officers under the 2005 Equity Incentive Plan are fully vested.

Director Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of our directors for the year ended December 31, 2013.  Compensation paid to directors who also are named executive officers is reflected above in “Executive Compensation – Summary Compensation Table.”

Director Compensation(3)
Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Option awards(1) ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation(2) ($)	Total ($)

Steven R. Hausfeld	$27,500	$—	$—	$—	$—	$866	$28,366

Edward L. Kleemier	$24,000	—	—	—	$911	$11,400	$36,311

John T. Smith	$24,000	—	—	—	$4,784	$2,168	$30,952

Robert L. Thomas	$27,500	—	—	—	$4,311	$12,975	$44,786

James E. Williamson	$27,500	—	—	—	$4,811	$1,950	$34,261

(1)
Represents the grant date fair value of the stock and option awards received by the directors under the 2005 Stock Based Incentive Plan.  The grant date fair value of the stock and option awards have been computed in accordance with the stock-based compensation accounting rules under FASB ASC Topic 718.  A discussion of the assumptions used in calculating the award values may be found at footnote A to our audited financial statements for the year ended December 31, 2013.

(2)
Amounts include: (i) dividends paid on stock awards in the amount of $866, for Mr. Hausfeld; (ii) health insurance premiums in the amount of $2,168, $1,575, and $1,950 paid to Messrs. Smith, Thomas, and Williamson, respectively; and (iii) distribution from the Directors Deferred Compensation Plan in the amount of $11,400 and $11,400 for Mr. Kleemier and Mr. Thomas.

(3)
Outstanding stock awards and option awards for each director at December 31, 2013 is as follows: unexercised stock options in the amounts of 16,267, 19,111, 19,111, 19,111 and 19,111 for Messrs. Hausfeld, Kleemeier, Smith, Thomas and Williamson and unvested restricted stock awards totaled 1,659 for Mr. Hausfeld.

Each of the individuals who currently serves as a director of Cheviot Financial Corp. also serves as a director of Cheviot Savings Bank.  To date, Cheviot Savings Bank has compensated its directors for their services.  Cheviot Financial Corp. has not paid any additional compensation to the directors for this service, though it may choose to do so in the future.

Compensation of Non-Employee Directors. During the year ended December 31, 2013, directors received a $20,000 annual retainer for board membership (on Cheviot Savings Bank), an additional $3,500 retainer for membership on the Audit Committee and $2,000 retainer for each membership on any other committee.

Compensation of Directors Who are Also Employees. During the year ended December 31, 2013, Mr. Linneman, the only director who is also an employee of Cheviot Financial Corp. or Cheviot Savings Bank, received $20,000 in compensation for board membership (on Cheviot Savings Bank). Mr. Linneman did not receive any compensation for committee membership.

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Director Plan

Directors Deferred Compensation Plan. Cheviot Savings Bank adopted, as amended and restated effective January 1, 2005, a directors deferred compensation plan as an additional benefit for its directors.  Each person who was a member of the board on March 31, 2003 became a participant in the plan on such date.  Any subsequent member of the board shall become a participant in the plan only if he or she is a member of the Board of Directors on the last day of the first plan year that ends after the date on which he or she completes ten years of service, which such date is designated as his or her participation date in the plan.  After becoming a participant under the plan, a person remains a participant until the entire balance of his or her retirement benefit amount under the plan has been paid or forfeited under the terms of the plan.

The plan provides that upon the later of (i) the participant’s 65th birthday, or (ii) the earlier of (a) the date on which the participant is no longer a member of the Board of Directors, or (b) the participant’s 70th birthday, the participant will be entitled to a retirement benefit in the amount of $11,400 per year, payable for ten years.  A participant will have the right, within 30 days of joining the plan, to elect to be paid the retirement benefit above in the form of a single cash lump sum distribution.  If a change in control occurs after the commencement of a participant’s retirement benefit, any remaining installment payments will be paid in the form of a single cash lump sum distribution within 30 days following the effective date of the change in control.  In the event a participant is entitled to receive the retirement benefit in the form of a single cash lump sum distribution, such benefit will be determined using a discount rate of 7%, compounded annually.

Cheviot Savings Bank recorded an expense of approximately $17,400 for the directors deferred compensation plan for the year ended December 31, 2013.

A participant shall forfeit the entire balance of his or her account and any right to future payment of a plan benefit if he or she violates certain standards of conduct as set forth in the plan.

Certain Transactions With Related Persons

Cheviot Savings Bank’s current policy is that no loans are to be extended to directors or executive officers of Cheviot Savings Bank without the approval of Cheviot Savings Bank’s Board of Directors.  Current directors, officers and employees are eligible for any type of credit offered by Cheviot Savings Bank. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees.  In accordance with banking regulations, such loans to directors are made on substantially the same terms as those available to Cheviot Savings Bank’s employees.  Such loans provide for a discount as to interest rate, consistent with the requirements of the Federal Reserve Board’s Regulation O.  Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the Board of Directors. As of December 31, 2013, there were a total of eight lending relationships with directors/officers of Cheviot Savings Bank with a total balance of approximately $1.3 million.  The loans made to directors and executive officers were made in the ordinary course of business and did not involve more than a normal risk of collectibility. Any future loans made to any directors, executive officers, officers or employees of Cheviot Savings Bank will be made under the same terms and conditions.  Set forth below is information regarding the loans made to directors and executive officers during each of the last two fiscal years.

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2013
Name	Position	Nature of Transaction	Largest Aggregate Balance from 1/1/13 to 12/31/13	Interest Rate	Principal Balance at 12/31/13	Principal Paid 1/1/13 to 12/31/13	Interest Paid 1/1/13 to 12/31/13
Robert L. Thomas	Director	Mortgage Loan	$117,761.03	2.625%	$104,834.34	$12,926.69	$2,933.31
		Home Equity Loan	$36,344.09	3.000%	$22,516.47	$13,827.62	$1,007.38
Kevin M. Kappa	Vice President of Compliance	Mortgage Loan	$77,613.92	2.500%	$0.00	$77,613.92	$725.17
Jeffrey J. Lenzer	Vice President of Operations	Mortgage Loan	$241,186.20	2.125%	$230,053.76	$11,132.44	$5,017.56
Timothy J. Beck	Vice President of Residential	Mortgage Loan	$215,000.00	3.250%	$213,117.57	$1,882.43	$2,379.76
	Lending	Home Equity Loan	$0.00	3.000%	$0.00	$0.00	$0.00
Thomas J. Linneman	President	Mortgage Loan	$345,467.18	2.625%	$306,156.74	$39,310.44	$8,689.56
Edward L. Kleemeier	Director	Mortgage Loan	$22,445.82	3.125%	$0.00	$22,445.82	$163.91
Scott T. Smith	Chief Financial Officer	Mortgage Loan	$103,745.34	2.625%	$82,703.05	$21,042.29	$2,469.49
		Home Equity Loan	$34,428.49	3.000%	$34,428.49	$3,428.46	$271.54
Thomas A. Gerdes	Vice President of Commercial Lending	Mortgage Loan	$290,427.73	2.750%	$273,891.25	$16,536.48	$7,768.24

2012
Name	Position	Nature of Transaction	Largest Aggregate Balance from 1/1/12 to 12/31/12	Interest Rate	Principal Balance at 12/31/12	Principal Paid 1/1/12 to 12/31/12	Interest Paid 1/1/12 to 12/31/12
Robert L. Thomas	Director	Mortgage Loan	$129,823.61	2.625%	$117,761.03	$12,062.58	$3,632.42
		Home Equity Loan	$47,035.25	3.500%	$36,344.09	$10,691.16	$1,518.84
Kevin M. Kappa	Vice President of Compliance	Mortgage Loan	$78,200.00	2.500%	$77,613.92	$586.08	$774.74
Jeffrey J. Lenzer	Vice President of Operations	Mortgage Loan	$251,780.13	2.125%	$241,186.20	$10,593.93	$5,326.07
Timothy J. Beck	Vice President of Lending	Mortgage Loan	$128,235.65	3.125%	$122,426.45	$5,809.20	$4,535.28
		Home Equity Loan	$43,249.60	3.500%	$46,475.67	$3,226.07	$1,573.44
Thomas J. Linneman	President	Mortgage Loan	$382,783.77	2.625%	$345,467.18	$37,316.59	$10,683.41
Edward L. Kleemeier	Director	Mortgage Loan	$65,610.37	3.125%	$22,445.82	$43,164.55	$2,483.25
Scott T. Smith	Chief Financial Officer	Mortgage Loan	$124,478.09	2.625%	$103,745.34	$20,732.75	$3,367.25
		Home Equity Loan	$11,575.35	3.500%	$8,332.14	$3,243.21	$356.79

All transactions involving related parties require the approval of full Board of Directors.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a company from extending credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to an officer or director of the company. There are several exceptions to this general prohibition, including loans made by an FDIC insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers comply with the Federal Reserve Act and the Federal Reserve Board’s Regulation O and, therefore, are excepted from the prohibitions of Section 402.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee requests that shareholders ratify the Audit Committee’s selection of Clark, Schaefer, Hackett & Co. to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Representatives of Clark, Schaefer, Hackett & Co. will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF CLARK, SCHAEFER, HACKETT & CO. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
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Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to us (or Cheviot Savings Bank) for the years ended December 31, 2013 and 2012 by Clark, Schaefer, Hackett & Co.

	2013	2012
Audit Fees	$75,000	$78,250
Audit Related Fees	77,000	59,395
Tax Fees	17,850	20,425
All Other Fees	13,840	—
Tax Related Fees	—	12,570
Employee Benefit Audit	21,000	—
Stock Offering	—	8,250
	$204,690	$178,890

Audit Fees consist of the aggregate fees billed for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by our accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to audit and attest services not required by statute or regulations, acquisitions and investments, and consultations concerning financial accounting and reporting standards.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

All Other Fees. All other fees included fees incurred in connection with the second step stock conversion.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Clark, Schaefer, Hackett & Co. and has concluded that it is.

Pre-approval Policies and Procedures. In accordance with rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related services and all permitted non-audit work performed by the independent registered public accounting firm, Clark, Schaefer, Hackett & Co., must be pre-approved by the Audit Committee, including the proposed fees for such work. The Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved, and is informed of each service actually rendered that was approved through its pre-approval process.  The Audit Committee pre-approved 100% of the audit related fees and tax fees described above during the fiscal years ended December 31, 2013 and 2012.

 PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer and our two other most highly compensated executive officers of the Company (“Named Executive Officers”) is described in “Executive Compensation.”  Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

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RESOLVED, that the shareholders of Cheviot Financial Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Executive Compensation section of the Proxy Statement, the compensation tables and other narrative executive compensation disclosures set forth in that section.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTIONS SET FORTH IN PROPOSAL 3.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on our review of the copies of such forms received by us, we believe that during the year ended December 31, 2013, all such persons complied on a timely basis with the filing requirements of Section 16(a).

Shareholder Proposals for Next Year’s Annual Meeting

Shareholder proposals intended for inclusion in next year’s Proxy Statement should be sent to the Executive Secretary, Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211 and must be received by November 18, 2014. Any such proposal must comply with the proxy rules pursuant to the Exchange Act.

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Cheviot Financial Corp.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Cheviot Financial Corp. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

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The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article II, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on Cheviot Financial Corp.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Cheviot Financial Corp. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Nothing in this Proxy Statement shall be deemed to require us to include in our Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The 2015 Annual Meeting of Stockholders is expected to be held April 28, 2015.   Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than January 28, 2015 and no later than February 6, 2015.  If notice is received prior to January 28, 2015 or after February 6, 2015, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Other Matters to Come Before the Meeting

At the time this Proxy Statement was released for distribution on March 11, 2014, we knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

Miscellaneous/Financial Statements

We will bear the cost of solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our common stock.  In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

Annual Report to Shareholders

Our Annual Report to Shareholders for the year ended December 31, 2013, has been made available to shareholders concurrently with this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy solicitation materials. If you would like a copy of the Annual Report to Shareholders or a copy of our Form 10-K that has been filed with the SEC, including financial statements and schedules, please write to Kimberly Siener, Investor Relations, Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211, and we will send copies of each to you free of charge. The exhibits to the Form 10-K will be furnished for a fee that is reasonably related to our cost of furnishing such items. You may also make such a request by email to fulfillment@rtco.com and by inserting your Shareholder Control Number in the subject line.

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Proxy Statements for Shareholders Sharing the Same Household Mailing Address

If shareholders residing at the same household mailing address are currently receiving multiple copies of our communications but would like to receive only one in the future, please send written notice to The Registrar and Transfer Company at the below address. In the written notice please indicate the names of all accounts in your household and The Registrar and Transfer Company will forward the appropriate forms for completion.

The Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3506

Any shareholders participating in the householding program will, however, continue to receive a separate notice card or voting instruction card for each account.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board, specified individual directors and non-management directors should send any communications to the Executive Secretary, Cheviot Financial Corp., 3723 Glenmore Avenue, Cheviot, Ohio 45211 and identify the intended recipient. All communications addressed will be forwarded to the identified person or persons.

By Order of the Board of Directors

James E. Williamson
Executive Secretary
March 11, 2014

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REVOCABLE PROXY

CHEVIOT FINANCIAL CORP.
ANNUAL MEETING OF SHAREHOLDERS

April 22, 2014

  The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Cheviot Financial Corp. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Company’s main office at 3723 Glenmore Avenue, Cheviot, Ohio 45211, on April 22, 2014, at 3:00 p.m., Eastern Time.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHOLD	FOR ALL EXCEPT
1.
The election as Directors of the nominees listed below each to serve for a three-year term.

John T. Smith

Robert L. Thomas

INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name of the nominee(s) on the line(s) below.
__________________________________

__________________________________
		☐ ☐	☐ ☐	☐ ☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Clark, Schaefer, Hackett & Co. as the Company’s independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	An advisory, non-binding resolution with respect to our executive compensation.	☐	☐	☐

  The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.  THE PROXY HOLDERS MAY EXERCISE DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS INCIDENT TO THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting; a proxy statement dated March 11, 2014 and audited financial statements.

Dated: _____________________________	☐ Check Box if You Plan to Attend Annual Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.